UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2020

ARMADA HOFFLER PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue, Suite 2100
Virginia Beach, Virginia	23462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHHPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

In connection with the ATM Program (as defined below), on March 6, 2020, Armada Hoffler Properties, Inc. (the “Company”) filed, with the State Department of Assessments and Taxation of the State of Maryland (“MSDAT”), Articles Supplementary (the “Articles Supplementary”) to the Articles of Amendment and Restatement of the Company, designating 400,000 shares of the Company’s authorized preferred stock as shares of the Company’s 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per shares (“Series A Preferred Stock”), resulting in a total of 2,930,000 shares classified as Series A Preferred Stock. The Articles Supplementary became effective upon filing with MSDAT.

Item 8.01.	Other Events.

On March 10, 2020, the Company and Armada Hoffler, L.P. (the “Operating Partnership”) entered into an ATM Equity Offering Sales Agreement (the “Sales Agreement”), with Jefferies LLC (“Jefferies”), Robert W. Baird & Co. Incorporated (“Baird”), and Regions Securities LLC (“Regions”), each in its capacity as a sales agent, forward seller (only in the case of Jefferies) and/or principal (collectively, the “Agents”), and Jefferies (or its affiliate), in its capacity as a forward purchaser (in such capacity, the “Forward Purchaser”), in connection with the commencement of a new “at-the-market” equity offering program (the “ATM Program”). Pursuant to the terms and conditions of the Sales Agreement, the Company may, from time to time, issue and sell through or to the Agents, shares of its common stock, $0.01 par value per share (“Common Stock”) and shares of its Series A Preferred Stock, having an aggregate offering price of up to $300,000,000 (collectively, the “Shares”). The shares under the forward sale agreements, if any, will include only shares of Common Stock and will not include any shares of Series A Preferred Stock.

Upon entering into the Sales Agreement, the Company and the Operating Partnership simultaneously terminated the ATM Equity OfferingSM Sales Agreements, each dated February 26, 2018, as amended on August 5, 2019, by and among the Company, the Operating Partnership and each of BofA Securities, Inc., Baird and Jefferies, which the Company entered into in connection with its prior “at-the-market” equity offering program.

Sales through the Agents as Sales Agents or to the Agents as Principal

Sales of the Shares, if any, under the Sales Agreement through the Agents acting as sales agents, may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including made by means of ordinary brokers’ transactions on the New York Stock Exchange, or otherwise at market prices prevailing at the time of sale or negotiated transactions, or as otherwise agreed with the applicable Agent. The Company or any of the Agents may at any time terminate the Sales Agreement pursuant to its terms, and the Company has no obligation to sell any of the Shares and may at any time suspend offers under the Sales Agreement. The actual sale of Shares under the ATM Program will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading prices of the Common Stock and Series A Preferred Stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company.

Each Agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price per share for any Shares sold through it acting as sales agent. Under the terms of the Sales Agreement, the Company also may sell Shares to each of the Agents, as principal, pursuant to a separate agreement, for its own respective account, at a price per share to be agreed upon at the time of sale.

Sales Through the Agent as Forward Seller

Under the Sales Agreement, in addition to the issuance and sale of Shares by the Company through the Agents acting as sales agents or to the Agents as principal, the Company also may enter into separate forward sale agreements (each, a “Confirmation” and, collectively, the “Confirmations”) with the Forward Purchaser, the form of which is filed as Exhibit 99.1 hereto. In connection with any particular Confirmation, the Forward Purchaser (or its affiliate) will attempt to borrow from third parties and, through the related Agent, acting as forward seller, sell a number of shares of Common Stock equal to the number of shares of Common Stock underlying such Confirmation to hedge the Forward Purchaser’s exposure under such Confirmation. The Shares sold through the applicable Agent in connection with the Confirmations, if any, will include only shares of Common Stock and will not include any shares of Series A Preferred Stock. The Company will pay such Agent a commission, in the form of a reduction to the initial forward price under the related Confirmation, at a mutually agreed rate that will not exceed, but may be less than, 2.0% of the volume weighted average sales price per share of all borrowed shares sold through such Agent during the applicable forward selling period for such shares.

The Company will not initially receive any proceeds from any sale of borrowed shares sold through the applicable Agent. The Company currently expects to fully physically settle each Confirmation with the Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such Confirmation, in which case the Company will expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular Confirmation multiplied by the applicable forward sale price per share, adjusted in accordance with the forward price adjustment provisions of such Confirmation. However, subject to certain exceptions, the Company may also elect, in its discretion, to cash settle or net share settle a particular Confirmation, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares (in the case of net share settlement) to the Forward Purchaser.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-236982), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on March 9, 2020, and a prospectus supplement relating to the Shares that was filed with the SEC on March 10, 2020. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the Sales Agreement is filed as Exhibit 1.1 and the form of Confirmation is filed as Exhibit 99.1 to this Current Report on Form 8-K. The description of the Sales Agreement and the form of Confirmation does not purport to be complete and is qualified in its entirety by reference to the copies of the Sales Agreement and the form of Confirmation filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	ATM Equity Offering Sales Agreement, dated March 10, 2020 by and among Jefferies LLC, Robert W. Baird & Co. Incorporated and Regions Securities LLC.
3.1	Articles Supplementary designating additional 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock (Incorporated by reference to Exhibit 4.8 to the Company’s Form S-3, filed on March 9, 2020).
5.1	Opinion of Morrison & Foerster LLP regarding the legality of shares.
8.1	Opinion of Morrison & Foerster LLP regarding tax matters.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 8.1).
99.1	Form of Confirmation.
104	Cover Page formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Dated: March 10, 2020	By:	/s/ Michael P. O’Hara
Michael P. O’Hara
Chief Financial Officer, Treasurer and Corporate Secretary